Exhibit 3.218

ARTICLES OF INCORPORATION

of

SPRINT/UNITED MANAGEMENT COMPANY

FIRST

The name of the corporation is:
SPRINT/UNITED MANAGEMENT COMPANY.

SECOND

The address of the corporation’s registered office is 2330 Shawnee Mission Parkway, Westwood, Johnson County, Kansas 66205; Don A. Jensen is the registered agent at said address.
THIRD

This corporation is organized for profit. The purpose for which it is formed are:

1.
To provide all of those management, professional, management, financial, technical, administrative and advisory services which are or may become necessary to achieve the most efficient and purposeful operation of the corporation’s affiliated entities.

2.	To engage in any lawful act or activity for which corporations may be organized under the general Kansas Corporation Code.

FOURTH

The total amount of authorized capital stock of this corporation shall be 1,000 shares of common stock with a par value of $1.00 per share.

FIFTH

The name and mailing address of the incorporator of the corporation is:

Marion W. O’Neill
2330 Shawnee Mission Parkway
Westwood, Kansas 66205

The incorporator shall manage the affairs of the corporation until such time as the stockholders elect the first Board of Directors.

SIXTH

The number of directors of the corporation shall not be less than three nor more than fifteen, as shall be established from time to time in the by-laws.

SEVENTH

The Board of Directors of this corporation shall have authority to adopt, amend or repeal by-laws of the corporation, without any action on the part of the stockholders, but the by-laws made by the directors and the powers so conferred may be altered or repealed by the stockholders.

EIGHTH

The officers, directors and employees of the corporation may be indemnified for actions performed by them in behalf of the corporation to such extent as may be provided from time to time in the corporation’s by-laws.

NINTH

No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 51 of the General Corporation Code of the State of Kansas, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name this 13th day of December, 1989.

/s/ Marion W. O’Neill

SECRETARY OF STATE AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger made this 23rd day of December, 1991, by United Telephone System, Inc., (“UTSI”) a Kansas corporation, and Sprint/United Management Company (“SUMC”), a Kansas corporation.

RECITALS

A.          The Boards of Directors of UTSI and SUMC deed it advisable that the corporations merge into a single corporation as authorized by the statutes of Kansas, under and pursuant to the terms and conditions set forth below;

Now, therefore, the corporations parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereafter contained do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

1.           Plan of Merger. In accordance with the Kansas General Corporation UTSI shall merge into SUMC on the Effective Date and SUMC shall be the surviving corporation.

2.           Effective Date. The merger shall become effective at 11:59:59 p.m. CST, December 31, 1991 (“Effective Date”).

3.           Articles of Incorporation. The Articles of Incorporation of SUMC, as in effect on the Effective Date shall continue in full force and effect until they shall be duly altered, amended or repealed.

3.           Conversion of Shares. The manner of converting the outstanding shares of the Capital Stock of each of the constituent corporations into the shares or other securities of SUMC on the Effective Date shall be as follows:

(a)          Each share of UTSI Common Stock which is issued and outstanding on the Effective Date shall be cancelled.

(b)          Each share of Common Stock of SUMC which is issued and outstanding on the effective date of this merger shall remain issued and outstanding.

5.           General. Further terms and conditions of the merger are as follows:

(a)          The Bylaws of SUMC as they shall exist on the effective date of this Agreement shall be and remain the Bylaws of SUMC until they shall be altered, amended or repealed as provided in the said bylaws.

(b)          The directors and officers of SUMC shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c)          Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon SUMC without further act or deed and all property, rights, and every other interest of SUMC and the merged corporation shall be as effectively the property of SUMC as they were of SUMC and the merged corporation, respectively.

(d)          SUMC shall be liable for all obligations of the merged corporation, including any liability to dissenting stockholders. All rights of creditors of the merged corporation shall be preserved unimpaired.

(e)          The merged corporation hereby agrees from time to time, as and when requested by SUMC or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as SUMC may deem necessary or desirable in order to vest in and confirm to SUMC title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of SUMC are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

6.          Termination. The boards of directors or the shareholders of the constituent corporations may, at any time prior to the Effective Date amend, alter, change or repeal any provision contained in this Agreement of merger in the manner now or hereafter prescribed by the Kansas Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the parties to this Agreement have caused these presents to be executed.

UNITED TELEPHONE SYSTEM, INC.

By:	/s/ Don A. Jensen
Don A. Jensen
Vice President

ATTEST:

/s/ Michael T. Hyde
Michael T. Hyde
Assistant Secretary

SPRINT/UNITED MANAGEMENT COMPANY

By:	/s/ Don A. Jensen
Don A. Jensen
Vice President

ATTEST:

/s/ Michael T. Hyde
Michael T. Hyde
Assistant Secretary

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CERTIFICATE OF THE SECRETARY

OF

SPRINT/UNITED MANAGEMENT COMPANY

I, Michael T. Hyde, Assistant Secretary of SPRINT/UNITED MANAGEMENT COMPANY, a corporation organized and existing under the laws of the State of Kansas, hereby certify, as such Assistant Secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of UNITED TELEPHONE SYSTEM, INC., a corporation of the State of Kansas, was duly submitted to the stockholders of said SPRINT/UNITED MANAGEMENT COMPANY, that the proposed Agreement and Plan of Merger was approved by the stockholders by unanimous written consent without a meeting, and that thereby the Agreement and Plan of Merger was adopted as the stockholders of said SPRINT/UNITED MANAGEMENT COMPANY and as the duly adopted agreement of the said corporation.

WITNESS my hand on this 23rd day of December, 1991.

/s/ Michael T. Hyde
Michael T. Hyde, Assistant Secretary

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CERTIFICATE OF THE ASSISTANT SECRETARY

OF

UNITED TELEPHONE SYSTEM, INC.

I, Michael T. Hyde, Assistant Secretary of UNITED TELEPHONE SYSTEM, INC., a corporation organized and existing under the laws of the State of Kansas, hereby certify, as such Assistant Secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of SPRINT/UNITED MANAGEMENT COMPANY, a corporation of the State of Kansas, was duly submitted to the stockholders of said UNITED TELEPHONE SYSTEM, INC., that the proposed Agreement and Plan of Merger was approved by the stockholders by unanimous written consent without a meeting, and that thereby the Agreement and Plan of Merger was adopted as the act of the stockholders of said UNITED TELEPHONE SYSTEM, INC., and as the duly adopted agreement of the said corporation.

WITNESS my hand on this 23rd day of December, 1991.

/s/ Michael T. Hyde
Michael T. Hyde, Assistant Secretary

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CERTIFICATE OF CORRECTION

This Certificate of Correction made this 31st day of March, 1992, by Sprint/United Management Company, a Kansas corporation, (“Company”) pursuant to K.S.A. Section 17-6003(f).
1.           On December 26, 1991, the Company, a wholly owned subsidiary of Sprint Corporation (formerly United Telecommunications, Inc.), filed with the Secretary of State of Kansas an Agreement and Plan of Merger (“Agreement”) with United Data Services, Inc., a Kansas corporation, a wholly owned subsidiary of United Telephone System, Inc., which in turn was a wholly owned subsidiary of Sprint Corporation, providing for the merger of United Data Services, Inc. into Company. The merger was effective December 31, 1991.

2.           The Agreement was recorded with the Register of Deeds, Shawnee County, Kansas, on January 9, 1992 in Book 2694 at Page 700.

3.           Section 3(a) of the Agreement inaccurately states that the shares of United Data Services, Inc. were to be converted into shares of Company rather than cancelled.

4.           Section 3(a) of the Agreement, as corrected, should read as follows:

“Each share of UDSI Common Stock which is issued and outstanding on the Effective Date shall be cancelled.”

SPRINT/UNITED MANAGEMENT COMPANY

By:	/s/ Don A. Jensen
Don A. Jensen
Vice President - Law

March 31, 1992

ATTEST:

/s/ Michael T. Hyde
Michael T. Hyde
Assistant Secretary

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger made this 16th day of April, 1992, by and between Sharon Aviation, Inc. (“Sharon”), a Florida corporation, and Sprint/United Management Company (“SUMC”), a Kansas corporation.

RECITALS

A.         The Boards of Directors of Sharon and SUMC deem it advisable that the corporations merge into single corporation as authorized by the statutes of Florida and Kansas, under and pursuant to the terms and conditions set forth below;

Now, therefore, the corporations parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

1.          Plan of Merger. In accordance with the Florida General Corporation Act and the Kansas General Corporation Code, Sharon shall merge with and into SUMC on the Effective Date and SUMC shall be the surviving corporation.

2.           Effective Date. The merger shall become effective on April 30, 1992 (“Effective Date”).

3.           Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of SUMC as in effect on the Effective Date shall not be amended by reason of the merger and shall continue in full force and effect until they shall be duly altered, amended or repealed.

3.          Conversion of Shares. The manner of converting the outstanding shares of the Capital Stock of each of the constituent corporations into the shares of SUMC on the Effective Date shall be as follows:

(a)          Each share of Common Stock of Sharon which is issued and outstanding on the Effective Date shall be canceled.

(b)          Each share of Common Stock of SUMC which is issued and outstanding on the Effective Date shall not be changed by reason of the merger and shall remain issued and outstanding.

4.           General. Further terms and conditions of the merger are as follows:

(a)         The directors and officers of SUMC shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(b)          Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon SUMC without further act or deed and all property, rights, and every other interest of SUMC and the merged corporation shall be as effectively the property of SUMC as they were of SUMC and the merged corporation, respectively.

1

(c)          SUMC shall be liable for all obligations of the merged corporation, including any liability to dissenting stockholders. All rights of creditors of the merged corporation shall be preserved unimpaired.

(d)          The merged corporation hereby agrees from time to time, as and when requested by SUMC or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as SUMC may deem necessary or desirable in order to vest in and confirm to SUMC title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the merged corporation and the proper officers and directors of SUMC are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

5.          Termination. The Boards of Directors or the stockholders of the constituent corporations may, at any time prior to the Effective Date, amend, alter, change or repeal any provision contained in this Agreement and Plan of Merger in the manner now or hereafter prescribed by the Florida General Corporation Act and the Kansas General Corporation Code, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the parties to this Agreement have caused these presents to be executed.

[SEAL]

SHARON AVIATION, INC.

By:	/s/ Joe B. Gibson
Vice President

ATTEST:

/s/ Don. A Jensen
Assistant Secretary

[SEAL]

SPRINT/UNITED MANAGEMENT COMPANY

By:	/s/ Don A. Jensen
Vice President

ATTEST:

/s/Marion W. O’Neill
Secretary

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The foregoing Agreement and Plan of Merger having been executed on behalf of each of the corporations, parties thereto, and the said corporations having caused their respective corporate seals to be thereunto affixed and attested by their respective secretaries, and the said Agreement having been adopted by the stockholders of SPRINT/UNITED MANAGEMENT COMPANY, a Kansas corporation, in accordance with the laws of the State of Kansas, and adopted by the stockholders of SHARON AVIATION, INC., a Florida corporation, in accordance with the laws of the State of Florida, the Vice President and Secretary or Assistant Secretary of each of said corporations do now sign this Agreement and Plan of Merger under the respective seals of said corporations by the authority of the directors and stockholders of each, as the act, deed and agreement of said corporations, this 28th day of April, 1992.

SPRINT/UNITED MANAGEMENT COMPANY

By:	/s/ Don A. Jensen
Vice President

Attest:

/s/ Marion W. O’Neill
Secretary

SHARON AVIATION, INC.

By:	/s/ Joe B. Gibson
Vice President

[SEAL]

Attest:

/s/ Don A. Jensen
Assistant Secretary

CERTIFICATE OF THE SECRETARY

OF

SPRINT/UNITED MANAGEMENT COMPANY

I, Marion W. O’Neill, Secretary of SPRINT/UNITED MANAGEMENT COMPANY, a corporation organized and existing under the laws of the State of Kansas, hereby certify, as such Secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of SHARON AVIATION, INC., a corporation of the State of Florida, was duly submitted to the stockholders of said SPRINT/UNITED MANAGEMENT COMPANY, that the proposed Agreement and Plan of Merger was approved by the stockholders by unanimous written consent without a meeting, and that thereby the Agreement and Plan of Merger was adopted as the act of the stockholders of said SPRINT/UNITED MANAGEMENT COMPANY and as the duly adopted agreement of the said corporation.

WITNESS my hand on this 28th day of April, 1992.

/s/ Marion W. O’Neill
Marion W. O’Neill, Secretary

CERTIFICATE OF THE ASSISTANT SECRETARY

OF

SHARON AVIATION, INC.

I, Don A. Jensen, Assistant Secretary of SHARON AVIATION, INC., a corporation organized and existing under the laws of the State of Florida, hereby certify, as such Assistant Secretary, that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of SPRINT/UNITED MANAGEMENT COMPANY, a corporation of the State of Kansas, was duly submitted to the stockholders of said SHARON AVIATION, INC., that the proposed Agreement and Plan of Merger was approved by the stockholders by unanimous written consent without a meeting, and that thereby the Agreement and Plan of Merger was adopted as the act of the stockholders of said SHARON AVIATION, INC., and as the duly adopted agreement of the said corporation.

WITNESS my hand on this 28th day of April, 1992.

/s/ Don A. Jensen
Don A. Jensen, Assistant Secretary

Secretary of State/Corporation Division Corporation Change of Registered Office or Agent

We, Don A. Jensen, Vice President and Carolyn S. Love, Secretary of Sprint/United Management Company

a corporation organized and existing under and by virtue of the laws of the state of Kansas, do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:
Do not write in this space.

Be it resolved that the Registered Office in the State of Kansas of said corporation be

2330 Shawnee Mission Parkway, Westwood, Johnson County, Kansas 66205
Street and Number	Town or City	County	State	Zip Code

Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to:
Michael T. Hyde
Individual or Kansas Corporation

The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

/s/ Don A. Jensen
Vice President

/s/ Carolyn S. Love
Secretary

Kansas Secretary of State Corporation Change of Registered Office or Agent

1. Name of the Corporation

Sprint/United Management Company
Name must match the name on record with the Secretary of State

2. State of organization	Kansas

3. The registered office in the state of Kansas is changed to: (address much be a street address. A post office both is unacceptable.)

200 S.W. 30th Street, Topeka, Shawnee, Kansas 66611
Street Address	City	State	Zip Code

4. The resident agent in Kansas in changed to:

Corporation Service Company
Individual or Kansas Corporation

I declare under penalty of perjury under the laws of the state Kansas that the foregoing is true and correct.

Executed on the 14th of May, 2002.

/s/ Thomas A. Gerke
President or Vice President Thomas A. Gerke
Vice President-Law

/s/ Michael T. Hyde
Secretary or Assistant Secretary Michael T. Hyde,
Assistant Secretary

Please submit this form in duplicate with the $20 filing fee.

Contact Information Kansas Secretary of State Ron Thornburgh Memorial Hall, 1st Floor 120 SW 10th Avenue Topeka, KS 66612-1240 785-296-4564 kkos@kkos.or www.kkos.org

FILER: 384-286-1

RGO 53- 25	KANSAS SECRETARY OF STATE Change of Resident Agent Name and/or Registered Office Address by Resident Agent

CONTACT: Kansas Office of the Secretary of State
Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594	(785) 296-4564 kssos@soS.ks.gov www.sos.ks.gov

INSTRUCTIONS: All information must be completed or this document will not be accepted for filing.  Please read instructions sheet before completing.

1. I, Corporation Service Company, the resident agent for the entity(ies) listed below, do hereby certify that I have changed my name and/or the registered office address in the state of Kansas for the following business entity(ies):

2. Business entity ID number: This is not the Federal Employer ID Number (FEIN)	See attached list
3. Business entity name: Name must match the name on record with the Secretary of State	See attached list
4. State/Country of organization:	See attached list
5. Current resident agent name and	Corporation Service Company
registered office address:	Name
Address must be a street address	200 S.W. 30th Street
A PO box is unacceptable	Street Address
Topeka	Kansas	66611
City	State	Zip
6. New resident agent name and	Corporation Service Company
registered office address:	Name
Address must be a street address	2900 S. Wanamaker Drive, Suite 204
A PO box is unacceptable	Street Address
Topeka	Kansas	66614
City	State	Zip
7. Effective date:	☐	Upon filing
☒	Future effective date	July	13,	2012
		Month	Day	Year
8. I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that i have remitted the required fee.

/s/ John H. Pelletier	July 6, 2012
Signature of resident agent	Date (month, day, year)

John H. Pelletier, Assistant Vice President
Name of signer (printed or typed)